As filed with the Securities and Exchange Commission on June 13, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARENA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2908305
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6154 Nancy Ridge Drive

San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

Arena Pharmaceuticals, Inc. Amended and Restated 2017 Long-Term Incentive Plan

(Full title of the plan)

Steven W. Spector, Esq.

Executive Vice President, General Counsel and Secretary

6154 Nancy Ridge Drive

San Diego, California 92121

(Name and address of agent for service)

858.453.7200

(Telephone number, including area code, of agent for service)

Copy to:

Steven M. Przesmicki, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

858.550.6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $0.0001 per share, issuable under the Arena Pharmaceuticals, Inc. 2017 Long-Term Incentive Plan	6,100,000 shares	(2)	$48.30	(3)	$294,629,993.90	(3)	$36,681.43

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock of Arena Pharmaceuticals, Inc. (the “Registrant” or “Arena”) that, with respect to the shares registered hereunder, become issuable under the Arena Pharmaceuticals, Inc. Amended and Restated 2017 Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)

Represents the shares of the Registrant’s Common Stock added to the shares previously authorized for issuance under the Arena Pharmaceuticals, Inc. 2017 Long-Term Incentive Plan pursuant to the amendment and restatement of such plan approved by the Registrant’s stockholders on June 13, 2018.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on June 11, 2018, as reported on The Nasdaq Global Select Market.

INCORPORATION BY REFERENCE

This registration statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a registration statement of the Registrant on Form S-8 relating to the same benefit plan is effective. The Registrant previously registered shares of its Common Stock for issuance under the Arena Pharmaceuticals, Inc. 2017 Long-Term Incentive Plan under a registration statement on Form S-8 filed with the Securities and Exchange Commission on June 22, 2017 (File No. 333-218905). Pursuant to General Instruction E to Form S-8, this registration statement hereby incorporates by reference the contents of the registration statement referenced above.

Item 8.    Exhibits.

Exhibit Number	Description of Document

4.1

Fifth Amended and Restated Certificate of Incorporation of Arena (incorporated by reference to Exhibit 3.1 to Arena’s quarterly report on Form 10-Q for the quarter ended June 30, 2002, filed with the Securities and Exchange Commission on August 14, 2002, Commission File No. 000-31161)

4.2

Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Arena (incorporated by reference to Exhibit 4.2 to Arena’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 28, 2006, Commission File No. 333-135398)

4.3

Certificate of Amendment No. 2 of the Fifth Amended and Restated Certificate of Incorporation of Arena, as amended (incorporated by reference to Exhibit 4.3 to Arena’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 30, 2009, Commission File No. 333-160329)

4.4

Certificate of Amendment No. 3 of the Fifth Amended and Restated Certificate of Incorporation of Arena, as amended (incorporated by reference to Exhibit 3.4 to Arena’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 20, 2012, Commission File No. 333-182238)

4.5

Certificate of Amendment No. 4 of the Fifth Amended and Restated Certificate of Incorporation of Arena, as amended (incorporated by reference to Exhibit 3.1 to Arena’s current report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2017, Commission File No. 000-31161)

4.6

Amended and Restated Bylaws of Arena (incorporated by reference to Exhibit 3.1 to Arena’s current report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2014, Commission File No. 000-31161)

4.7

Form of common stock certificate (incorporated by reference to Exhibit 4.7 to Arena’s registration statement on Form S-8, filed with the Securities and Exchange Commission on June 22, 2017, Commission File No. 333-218905)

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	Arena Pharmaceuticals, Inc. Amended and Restated 2017 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 13, 2018.

ARENA PHARMACEUTICALS, INC.

By:	/s/ Amit D. Munshi
Amit D. Munshi President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amit Munshi and Steven W. Spector, and each of them, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ Amit D. Munshi	President and Chief Executive Officer and Director (principal executive officer)	June 13, 2018
Amit D. Munshi

By:	/s/ Kevin R. Lind	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	June 13, 2018
Kevin R. Lind
By:	/s/ Jayson Dallas	Director	June 13, 2018
Jayson Dallas, M.D.

By:	/s/ Oliver Fetzer	Director	June 13, 2018
Oliver Fetzer, Ph.D.

By:	/s/ Jennifer Jarrett	Director	June 13, 2018
Jennifer Jarrett

By:	/s/ Garry A. Neil	Director	June 13, 2018
Garry A. Neil, M.D.

By:	/s/ Tina S. Nova	Director	June 13, 2018
Tina S. Nova, Ph.D.

By:	/s/ Randall E. Woods	Director	June 13, 2018
Randall E. Woods